                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                          IFR SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                           NOTICE AND PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS

                                     [LOGO]

                               IFR SYSTEMS, INC.

                            NOTICE OF ANNUAL MEETING
                                AUGUST 26, 1999

To the Shareholders of IFR Systems, Inc.:

    You are hereby notified that the Annual Meeting of Shareholders of IFR Systems, Inc., a Delaware corporation (the "Company"), will be held at the Rolling Hills Country Club, 233 South Westlink Drive, Wichita, Kansas, on Thursday, August 26, 1999 at 10:00 A.M. Central Daylight Savings Time for the following purposes:

    1. To approve an amendment to Paragraph (a) of Article II of the Company's Amended and Restated Certificate of Incorporation to increase the number of the Company's Directors from seven to eight;

    2. To elect three directors (two if the proposed amendment to the Company's Certificate of Incorporation is not approved) for a term of three years and until their successors are duly elected and qualified;

    3. To ratify the appointment of Ernst & Young LLP as independent auditors for the current fiscal year ending March 31, 2000;

    4   To approve and adopt an Amended and Restated Outside Director
       Compensation, Stock Option, and Retirement Plan, a copy of which is attached as Exhibit A to the attached Proxy Statement, to replace the existing plan; and

    5.  To transact such other business as may properly come before the meeting.

    Only shareholders of record at the close of business on June 28, 1999 are entitled to notice of and to vote at the meeting. PLEASE MARK, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. If you attend the meeting, you may, if you so desire, withdraw your proxy and vote in person.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Charles J. Woodin

                                          Charles J. Woodin
                                          SECRETARY

Wichita, Kansas
July 15, 1999

                               IFR SYSTEMS, INC.

                              1999 PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

    Shareholders of record at the close of business on June 28, 1999 are entitled to vote at the Annual Meeting of IFR Systems, Inc., a Delaware corporation ("IFR" or the "Company"), to be held at 10:00 a.m., Central Daylight Saving Time, on Thursday, August 26, 1999 at the Rolling Hills Country Club, 233 South Westlink Drive, Wichita, Kansas. All shareholders unable to attend such meeting who wish to vote their stock upon the business to be transacted at such meeting are requested to mark, sign and date the accompanying form of proxy and return it in the addressed postage-paid envelope that is enclosed. The proxy may be revoked at any time before it is voted by written notice to the Secretary of the Company, by submitting another proxy that is later dated, or by voting in person at the meeting, and the signing of a proxy will not affect a shareholder's right to vote in person if present at the meeting. All proxies returned and not so revoked will be voted in accordance with their terms. There are no dissenters' rights of appraisal or similar rights of dissenters with respect to any matter to be acted upon at the meeting.

    As stated in the attached Notice, the matters to be considered at the meeting are: (i) amending ARTICLE II(a) of the Company's Amended and Restated Certificate of Incorporation to increase the number of directors from seven to eight; (ii) the election of three directors for a term of three years and until their successors are duly elected and qualified; (iii) the ratification of the appointment of independent auditors; (iv) approving and adopting a new Outside Directors Compensation, Stock Option, and Retirement Plan (the "Outside Director Plan"); and (v) the transaction of such other business as may properly come before the meeting.

    The solicitation of the accompanying proxy is made on behalf of the Board of Directors of the Company for the 1999 Annual Meeting and any adjournments thereof. The expense of the solicitation of the proxies for this meeting will be borne by the Company. The solicitation will be made through the use of the mail and by personal solicitation through regular employees of the company who will not be additionally compensated therefor.

    The mailing address of the principal executive offices of the Company is IFR Systems, Inc., 10200 West York Street, Wichita, Kansas 67215. This Proxy Statement and the enclosed form of proxy were first sent or given to the shareholders on approximately July 15, 1999.

REQUIRED VOTES

    A majority of the votes that could be cast in the election or on a proposal by shareholders who are either present in person or represented by proxy and entitled to vote at the meeting is required to elect the nominees for director, to ratify the appointment of auditors and to approve the Outside Director Plan. The affirmative vote of the holders of at least 85% of the shares entitled to vote at the meeting is required to approve the proposed amendment to the Company's Certificate of Incorporation. Each shareholder is entitled to one vote upon each proposal submitted at the meeting for each share outstanding of record in his name at the close of business on June 28, 1999. The total number of votes that could be cast at the meeting is the number of votes actually cast plus the number of abstentions. Abstentions are counted as "shares present" at the meeting for purposes of determining whether a quorum exists and have the effect of a vote "against" any matter as to which they are specified. Proxies submitted by brokers that do not indicate a vote for some or all of the proposals because they do not have discretionary voting authority and have not received instructions as to how to vote on those proposals (so-called "broker nonvotes") are considered "shares present" at the meeting only for quorum purposes but will not be considered as having been voted "for" or "against" such proposals and will not affect the outcome of the vote.

OUTSTANDING SHARES & PRINCIPAL SHAREHOLDERS

    On June 28, 1999, the Company had issued and outstanding 8,226,265 shares of common stock, $.01 par value per share ("Common Stock"), not including 1,039,985 treasury shares. Based on copies of reports filed with the Securities and Exchange Commission which have been received by the Company, the following table sets forth, as of June 28, 1999, the only persons known to be beneficial owners of more than 5% of the Company's outstanding Common Stock:

                                                                         NUMBER OF SHARES
                                                                           BENEFICIALLY       PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                                           OWNED             CLASS
-----------------------------------------------------------------------  -----------------  ---------------

State of Wisconsin.....................................................       1,483,000             18.0%
Investment Board
P.O. Box 7842
Madison, WI 53707

Fenimore Asset Management, Inc.........................................       1,041,006             12.7%
118 North Grand Street
Cobleskill, NY 12043

Dimensional Fund Advisors, Inc.........................................         618,036              7.5%
1299 Ocean Avenue
11th Floor
Santa Monica, CA 90401

    The following table contains information concerning beneficial ownership of IFR Systems, Inc. Common Stock as of June 28, 1999, by each Director or nominee for Director, by each Executive Officer named in the Summary Compensation Table on Page 9 and by all Directors and Executive Officers as a group:

                                                     NUMBER OF
                                                       SHARES        PERCENT
                                                     BENEFICIAL       OF
NAME OF BENEFICIAL OWNER                              OWNED(1)       SHARES
--------------------------------------------------  ------------     -----
David A. Blaskowsky ..............................    17,926          (*)
  GENERAL MANAGER OTM DIVISION

Jeffrey A. Bloomer ...............................    54,250          (*)
  EXECUTIVE VICE PRESIDENT, TREASURER AND CHIEF
  FINANCIAL OFFICER

Wilton W. Cogswell, III ..........................    21,625(2)       (*)
  DIRECTOR

Donald L. Graf ...................................    14,100(3)       (*)
  DIRECTOR

John V. Grose ....................................    12,000          (*)
  DIRECTOR

Alfred H. Hunt, III ..............................   308,822(4)       3.8%
  DIRECTOR, CHAIRMAN AND CHIEF TECHNOLOGY OFFICER

Iain M. Robertson ................................    51,748          (*)
  DIRECTOR, PRESIDENT AND CHIEF OPERATING OFFICER

Oscar L. Tang ....................................   147,956(5)       1.8%
  DIRECTOR

Ralph R. Whitney, Jr. ............................    44,118          (*)
  DIRECTOR

Directors and Executive Officers as a Group (10      673,210          8.2%
  persons)........................................

------------------------------

(*) Denotes less than 1%.

(1) Includes shares that could be acquired within 60 days after June 28, 1999 upon the exercise of options granted pursuant to company stock option plans as follows: Mr. Cogswell, 13,500; Mr. Graf, 13,500; Mr. Grose, 7,500; Mr. Hunt, 181,248; Mr. Tang, 4,500; Mr. Whitney, 13,500; Mr. Bloomer, 42,250;
    Mr. Blaskowsky 17,926; Mr.Robertson, 48,748; all directors and executive officers as a group, 342,672 shares.

(2) Includes 800 shares owned by a trust of which Mr. Cogswell is trustee. Mr. Cogswell disclaims beneficial ownership of such shares.

(3) Includes 300 shares owned by a trust of which Mr. Graf is trustee.

(4) Includes 10,284 shares owned by Mr. Hunt's children. Mr. Hunt disclaims beneficial ownership of the shares owned by his children.

(5) Includes 60,000 shares held by Mr. Tang as trustee in various trusts for members of Mr. Tang's family and 73,500 shares held by The Tang Fund of which Mr. Tang is president and a director. Excludes 247,500 shares held in trust for the benefit of Mr. Tang and 35,044 shares held by August Associates, an investment partnership in which Mr. Tang is a limited partner, because Mr. Tang does not have the power to vote or dispose of the shares or to direct the voting or disposition of the shares.

                                   PROPOSAL I
              AMENDING PARAGRAPH (a) OF ARTICLE II OF THE AMENDED
                   AND RESTATED CERTIFICATE OF INCORPORATION
                      TO INCREASE THE NUMBER OF DIRECTORS

    On April 20, 1999, the Company's Board of Directors adopted, subject to shareholder approval, an amendment to Paragraph (a) of ARTICLE II of the Company's Amended and Restated Certificate of Incorporation, increasing the number of directors from seven to eight. The full text of Paragraph (a) of
ARTICLE II as proposed to be amended is as follows:

    (a) NUMBER, ELECTION AND TERMS. Except as otherwise fixed by or pursuant to the provisions of Article I hereof relating to the rights of holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation to elect additional directors under specified circumstances, there shall be eight members of the Board of Directors of the Corporation. The Directors, other than those who may be elected by the holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, shall be divided or classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, with the terms of the current seven directorships and the newly created eighth directorship to serve for a term expiring at the annual meeting of shareholders as set out below. Each Director shall hold office until his or her successor is elected and qualified. At each annual meeting of the shareholders of the Corporation, the successors of the class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election. The election of Directors need not be by written ballot. The names and terms of the current Directors and the term of the newly created directorship are as follows:

       (i) terms will expire in 1999:

                                 John V. Grose
                                 Oscar L. Tang

       (ii) terms will expire in 2000:

                            Wilton W. Cogswell, III
                              Alfred H. Hunt, III
                               Iain M. Robertson

       (iii) terms will expire in 2001:

                                 Donald L. Graf
                             Ralph R. Whitney, Jr.

       (iv) term will expire in 2002:

                           Newly created directorship

       Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of preferred stock shall have the right, voting separately as a class, to elect one or more Directors of the Corporation, the terms of the Director or Directors elected by such holders shall expire at the next succeeding annual meeting of shareholders.

    In adopting the proposed amendment and declaring its advisability to the shareholders, the Board considered the advantages of having an additional director. In particular, in view of the decision made at the same meeting of the Board to promote Jeffrey A. Bloomer to Executive Vice President in the anticipation of his becoming the Company's Chief Executive Officer within the next eighteen months, the Board determined that it was desirable to elect Mr. Bloomer to the Board of Directors so he may become familiar with the operations and decisions of the Board and contribute to its decision making.

    The affirmative vote of the holders of at least 85% of the shares of Common Stock entitled to vote is required to approve the proposed amendment to Paragraph (a) of ARTICLE II.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS APPROVAL OF THE PROPOSED AMENDMENT TO PARAGRAPH (a) OF ARTICLE II OF THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

                                  PROPOSAL II
                             ELECTION OF DIRECTORS

    At the Annual Meeting, it is anticipated that three directors will be elected by majority of the votes which could be cast in the elections. John V. Grose and Oscar L. Tang, both of whom are members of the present Board, have been nominated for re-election as Directors to hold office until the annual meeting of shareholders in 2002 and until their successors have been elected and qualified. In addition, Jeffrey A. Bloomer, the Company's Executive Vice President has been nominated to fill the three-year term ending in 2002 that will be created if Proposal I is approved. Mr. Bloomer's term would commence upon the filing of an appropriate certificate reflecting the adoption of the amendment with the Secretary of State of Delaware and would expire at the same time as the terms of the other two directors being elected at the Annual Meeting. If Proposal I is not approved, Mr. Bloomer will not be elected a Director. The other Directors listed below will continue in office until expiration of their terms.

    If the enclosed proxy is duly executed and received in time for the meeting and if no contrary specification is made as provided therein, it is the intention of the persons named therein to vote the shares represented thereby for John V. Grose, Oscar L. Tang, and, if Proposal I is approved, Mr. Bloomer for election as Directors of the Company. There will not be cumulative voting for the election of any Director. If the nominee is unable to serve, an event which the Board of Directors does not anticipate, the proxy will be voted for the person designated by the Board to replace that nominee.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF ALL THREE NOMINEES.

    The following table sets forth the name, age, business background, and tenure as a Director of the Company of each nominee and director. Except as otherwise indicated the principal occupations of the persons shown in the table have not changed during the last five years. Each person shown has sole voting and investment power with respect to the shares indicated in the beneficial ownership table on page 3.

          NAME, AGE,                               PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
   PERIOD SERVED AS DIRECTOR                                  DURING PAST FIVE YEARS
-------------------------------  --------------------------------------------------------------------------------
NOMINEES FOR ELECTION FOR A TERM WHICH WILL EXPIRE IN 2002:

John V. Grose, 69                Mr. Grose is a director and past President of Navair, Inc., which sells,
DIRECTOR SINCE 1992              services and installs avionics in military and commercial aircraft. Navair also distributes electronic test and measurement equipment. Navair's headquarters are in Mississauga, Ontario, Canada. Mr. Grose remains active in the distribution area of the business.

Oscar L. Tang, 60                Since September 1993, Mr. Tang has been a director of Nvest, L.P. , an
DIRECTOR SINCE 1995              investment firm located in New York. Prior to then, Mr. Tang was the President and Chief Executive Officer and co-founder of Reich & Tang, L.P., predecessor of
                                 Nvest, L.P.

Jeffrey A. Bloomer, 42           Mr. Bloomer has been the Executive Vice President of the Company since April 20,
                                 1999 and its Treasurer and Chief Financial Officer since November 1995. He served as the Company's Director of Finance from August 1994 through November
                                 1995. Prior to joining the Company, he was general manager of Pawnee Industries,
                                 Inc., a plastics manufacturing company.

DIRECTORS WHOSE TERMS EXPIRE IN 2001:

Donald L. Graf, 61               Mr. Graf is the Corporate Vice President and Chief Financial Officer of A. Duda
DIRECTOR SINCE 1985              & Sons, Inc., a privately held nationwide agribusiness and real estate development company with principal offices in Oviedo, Florida. From March 1996 to July 1997, Mr. Graf was a private investor and consultant. Prior to then, Mr.
                                 Graf was the Senior Vice President and Chief Financial Officer of Osborn
                                 Laboratories, Inc., a medical testing laboratory located in Overland Park,
                                 Kansas.

Ralph R. Whitney, Jr., 64        Mr. Whitney is a principal of Hammond, Kennedy, Whitney & Company, Inc., a
DIRECTOR SINCE 1985              private investment firm with offices at 230 Park Avenue, New York, New York. Mr.
                                 Whitney also serves as a director of Adage, Inc.; Baldwin Technology Company,
                                 Inc.; Excel Industries, Inc.; Control Devices, Inc.; and Selas Corporation of
                                 America.

DIRECTORS WHOSE TERMS EXPIRE IN 2000:

Wilton W. Cogswell, III, 60      Mr. Cogswell is engaged in the practice of the law as a sole practitioner in
DIRECTOR SINCE 1989              Colorado Springs, Colorado.

Alfred H. Hunt, III, 62          Mr. Hunt was named Chairman of the Board and Chief Technology Officer of the
DIRECTOR SINCE 1971              Company in April 1999. Prior to April 1999, Mr. Hunt served as the President,
                                 Chief Executive Officer, and Vice Chairman of the Board.

          NAME, AGE,                               PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
   PERIOD SERVED AS DIRECTOR                                  DURING PAST FIVE YEARS
-------------------------------  --------------------------------------------------------------------------------
Iain M. Robertson 57             Mr. Robertson was named the President and Chief Operating Officer and elected as
DIRECTOR SINCE 1999              the seventh member of the Board of the Company in April 1999. Since 1998, Mr.
                                 Robertson was General Manager of IFR's Electronic Test and Measurement Division.
                                 Prior to 1998, Mr. Robertson was the General Manager of the Company's Optical
                                 Test and Measurement Division. Prior to joining the Company, he was a consultant and Chief Executive of York Ltd.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

    During the fiscal year ended March 31, 1999, the Board of Directors met six times. The Board of Directors has a Compensation Committee, an Audit Committee, and a Shareholder Relations Committee. There is no standing nominating committee. All Board members attended more than 75 percent of the aggregate number of Board meetings and meetings of committees on which each served during the fiscal year ended March 31, 1999.

    The Compensation Committee is comprised of Messrs. Tang (Chairman), Cogswell, Graf, and Whitney. The Compensation Committee reviews and approves all compensation plans, benefit programs, and perquisites for executives and other employees. See "Compensation Committee Report on Executive Compensation" for a more complete description of the functions of the Compensation Committee. The Compensation Committee met two times during the last fiscal year.

    The purposes and functions of the Company's Audit Committee are to meet with the auditors; to recommend the engagement or discharge of independent auditors; to review quarterly financial statements prior to issuance; to review year-end financial statements prior to issuance; to review the services from time to time being performed by the independent auditors, including nonaudit services and the fees charged, or to be charged, for all such services; and to make appropriate reports and recommendations to the Board of Directors. The persons who currently are serving on the Audit Committee are Messrs. Graf (Chairman), Grose, and Whitney. The Audit Committee met two times during the last fiscal year.

    The Shareholder Relations Committee is composed of Messrs. Cogswell (Chairman), Hunt, Grose and Tang and is responsible for establishing and monitoring the Company's Investor Relations Policy. The Shareholder Relations Committee evaluates the Company's effectiveness in the communication with the shareholders and the general financial community. The Investor Relations Policy is designed to assist the designated spokespersons in disseminating information to shareholders and other interested parties concerning developments at the Company including quarterly financial results, new product announcements, and other developments considered relevant to the valuation of the Company's publicly-traded securities. The Shareholder Relations Committee met two times during the last fiscal year.

COMPENSATION OF DIRECTORS

    Each Director of the Company, other than persons compensated as executive officers of the Company, received a retainer for the nine-month fiscal year ended March 31, 1999, of $12,000 pursuant to the present policy to pay each Director an annual base retainer of $16,000. Each such Director also receives $1,000 for each Board meeting attended and $800 for each committee meeting attended and participates in the Outside Director Compensation, Stock Option, and Retirement Plan described below. If a Director is requested by the Company to travel out of town for attendance at a Board meeting or a committee meeting, the director is reimbursed for reasonable travel expenses.

    In November 1989, the Board of Directors adopted, and the shareholders approved, the IFR Systems, Inc. Outside Director Compensation, Stock Option, and Retirement Plan (the "1989 Outside Director Plan"), pursuant to which Directors who are not employees of the Company ("Outside Directors") are entitled to receive certain cash compensation, stock options, and retirement benefits, all as described below. The 1989 Outside Director Plan is administered by the Compensation Committee. Subject to the provisions of the 1989 Outside Director Plan, the Committee is authorized to interpret such provisions and to make any determinations necessary or advisable for the administration of the 1989 Outside Director Plan. The Committee has no discretion with respect to the selection of Directors who will receive options and retirement benefits, the terms and provisions of the options, or the amount and duration of the retirement benefits, all of which are established by the provisions of the 1989 Outside Director Plan.

    The 1989 Outside Director Plan provides for the payment of an annual retainer and meeting attendance fees to Outside Directors of the Company. Such fees are established annually by the Board of Directors. The 1989 Outside Director Plan also provides that the Board of Directors may from time to time establish a program for the deferral of such fees and the purchase of term life, travel, and accidental death and dismemberment insurance for Outside Directors. The Board of Directors has no present intention to establish a deferral program or purchase any such insurance.

    The 1989 Outside Director Plan provides that each Outside Director shall be granted an option to purchase 1,500 shares of the Company's Common Stock on the third business day after the annual meeting of the shareholders of the Company held in each of the ten years commencing in 1989. The total number of shares which may be issued under the 1989 Outside Director Plan may not exceed 90,000 shares, subject to adjustments for stock splits and stock dividends. Options granted under the 1989 Outside Director Plan may be exercised at any time after twelve months from the date of grant. Each of the options granted under the 1989 Outside Director Plan is nontransferable except by will or pursuant to the laws of descent and distribution, is exercisable during an optionee's lifetime only by the optionee, and terminates upon the earlier of (i) nine months after the date the optionee no longer serves as a member of the Board of Directors or (ii) one year after the date of the optionee's death, whether or not he is serving on the Board of Directors at the time of his death. Payment for shares upon the exercise of each such option may be made in cash or in shares of common stock of the Company already owned by the optionee on the date of exercise (valued on the basis of fair market value thereof on the date of exercise). The option price per share under the 1989 Outside Director Plan shall be equal to 100% of the fair market value on the date of grant. No future options can be granted to Directors under the terms of the 1989 Outside Director Plan. Proposal IV, described herein, provides for the future granting of options to Outside Directors.

    Under the 1989 Outside Director Plan, each Outside Director is entitled to receive an annual retirement benefit in an amount equal to the annual retainer fee in effect for the year immediately preceding his retirement or resignation from the Board of Directors, payable in quarterly installments, for the same number of years as the Outside Director served as a Director of the Company up to a maximum of ten years. In order to receive such retirement benefits, the Outside Director must have reached age 65 and ceased serving as a Director of the Company. If an Outside Director dies while serving as a Director or following his retirement or resignation from the Board of Directors, any retirement benefits that he would have otherwise been entitled to receive shall be paid to his surviving spouse or personal representative. No retirement benefits are payable for past service as a Director in years prior to the approval of the 1989

Outside Director Plan by the shareholders in 1989. The retirement benefits are intended to be a non-qualified retirement plan for purposes of the Internal Revenue Code and are deductible by the Company in the year paid. Retirement benefits payable under the Outside Director Plan are an unfunded general obligation of the Company. Proposal IV, described herein, amends and provides for the future termination of retirement benefits for Outside Directors.

    For a description of proposed amendments to the 1989 Outside Director Plan, see "Proposal IV."

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth the annual and long-term compensation for the Company's Chief Executive Officer and the most highly compensated executive officers whose salary and bonus exceeded $100,000 in fiscal 1999, for the nine-month fiscal year ended March 31, 1999, as well as the total compensation paid to each such individual for the Company's two previous fiscal years:

                           SUMMARY COMPENSATION TABLE

                                                                   ANNUAL COMPENSATION
                                ------------------------------------------------------------------------------------------
                                                                                           LONG-TERM
                                                                                         COMPENSATION          ALL OTHER
NAME AND                                    SALARY      BONUS      OTHER ANNUAL        AWARDS SECURITIES     COMPENSATION
PRINCIPAL POSITION                YEAR        ($)        ($)      COMPENSATION(1)    UNDERLYING OPTIONS(#)      ($)(2)
------------------------------  ---------  ---------  ---------  -----------------  -----------------------  -------------
Alfred H. Hunt, III...........       1999    228,750         --         45,056                    --               4,333
  CHAIRMAN AND CHIEF                 1998    275,000    160,000         48,341                57,500               8,388
  TECHNOLOGY OFFICER                 1997    265,000    120,711         46,080                45,000              13,900

Iain M. Robertson.............       1999    168,000         --         15,080                    --                  --
  PRESIDENT AND CHIEF                1998    184,000    155,000         19,324                67,500                  --
  OPERATING OFFICER                  1997    165,000     71,478         15,900                    --                  --

Friedel E. Arnold(3)..........       1999    138,750         --          9,980                    --               2,775
  GENERAL MANAGER                    1998    185,000     10,000         12,496                    --              10,117
  IFR AMERICAS, INC.                 1997    185,000     70,941         12,719                22,500              12,510

Jeffrey A. Bloomer............       1999    123,750         --          3,239                    --               3,149
  EXECUTIVE VP, TREASURER AND        1998    140,000    115,000          4,319                62,500              10,775
  CHIEF FINANCIAL OFFICER            1997    120,000     47,373          4,319                22,500              10,811

David A. Blaskowsky...........       1999     87,557         --          6,577                    --               2,105
  GENERAL MANAGER                    1998     93,740     25,000             --                21,750               9,212
  OTM DIVISION                       1997     85,962     21,414             --                    --               6,877

------------------------------
(1) Includes life insurance premiums for Mr. Hunt in the amounts of $26,800 for the years 1999, 1998 and 1997.

(2) Includes the Company's contributions on behalf of each of the named executives under the IFR Systems, Inc. Employees Profit Sharing Plan and under the IFR Systems, Inc. Savings and Investment (401k) Plan.

(3) Mr. Arnold retired from the Company on May 7, 1999.

OPTION GRANTS IN LAST FISCAL YEAR

    There were no options granted during fiscal 1999 to the chief executive officer or the next four most highly compensated executives of the Company.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
  VALUES

    The following table summarizes options exercised during fiscal 1999 and presents the value of unexercised options held by the named executives at fiscal year end:

                        AGGREGATED OPTIONS/SAR EXERCISES

                                                            NUMBER OF SECURITIES
                                                           UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED IN-
                                                            OPTIONS ON MARCH 31,        THE-MONEY OPTIONS ON
                             SHARES                                1999(#)              MARCH 31, 1999($)(1)
                           ACQUIRED ON       VALUE        -------------------------   -------------------------
NAME                       EXERCISE(#)    REALIZED($)     EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
-------------------------  -----------   --------------   -------------------------   -------------------------
Alfred H. Hunt, III......         --              --             150,000/102,500              41,585/--
Iain M. Robertson........         --              --               59,250/59,250                  --/--
Friedel E. Arnold(2).....         --              --               21,750/72,250                  --/--
Jeffrey A. Bloomer.......         --              --               22,500/82,500                  --/--
David A. Blaskowsky......         --              --               12,489/20,063                 780/--

------------------------

(1) Calculated on the basis of fair market value of the Common Stock on March 31, 1999 ($4.9375) less the option price.

(2) Mr. Arnold retired from the Company on May 7, 1999.

AGREEMENTS RELATING TO TERMINATION OF EMPLOYMENT

    The Company has agreements with Messrs. Hunt, Bloomer, and Robertson providing for certain payments to them in the event their employment is terminated for a reason other than serious misconduct, death, normal retirement, or total and permanent disability within two years after a Change of Control of the Company (as defined below). The amount of the payments in each case is equal to 2.95 times the average annual compensation over the previous five years. In addition, following a covered termination of employment, the Company is obligated to maintain in effect retirement, disability, and medical benefits for a period of three years, and in the case of Mr. Hunt, to maintain in effect for his benefit a $1 million life insurance policy through 2002. The Company is also required to reimburse Messrs. Hunt, Bloomer, and Robertson the amount of any federal or state tax incurred as a result of receiving an "excess parachute payment" (as defined in the Internal Revenue Code) under these agreements. For purposes of the agreement, a Change in Control of the Company means any event of a nature that would be required to be reported to the Securities and Exchange Commission in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended, provided that, without limitation, a Change in Control shall be deemed to have occurred if: (a) any person (within the meaning of Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934) or group of persons becomes the beneficial owner, directly or indirectly, of shares of common stock of the Company representing 20% or more of the shares of voting stock of the Company; or (b) during any period of two consecutive years, individuals who at the beginning of such period were members of the Company's Board of Directors cease to constitute a majority of the Board of Directors, unless the election of each Director who was not a

Director at the beginning of such period was approved by at least two-thirds of the Directors then still in office. No Change in Control shall be deemed to have occurred as to any of Messrs. Hunt, Bloomer, and Robertson if he is included in the person or group acquiring control of the Company. The agreements are for a term ending on December 31, 1999, but are automatically renewed, prior to a Change in Control, for successive one-year terms unless terminated as provided in the agreement. After a Change in Control, the agreement extends for a further three-year term after its next anniversary date.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors is composed entirely of independent outside Directors and is responsible for establishing an executive compensation policy and plan for the Company. The Compensation Committee reviews and approves all compensation plans, benefit programs and perquisites for executives and other certain employees.

OVERALL POLICY

    The Company's executive compensation policy is intended (i) to attract and retain the highest caliber of executives; (ii) to recognize and reward individuals for their contributions and commitment to growth and profitability of the Company; and (iii) to link compensation and shareholder value.

    Compensation of the Company's executive officers consists of the following elements: base salary, cash bonus payments under the Incentive Bonus Plan, stock option awards, and restricted stock grants. Each of these elements is discussed below.

BASE SALARY

    The Committee determines annual salary levels for the executive group. Factors considered in setting base salaries include level of responsibilities and prior experience and achievements. Base salaries may be greater or less than median competitive levels.

    In making changes in base salary for existing executive officers, other than the Chief Executive Officer, the Compensation Committee considers the recommendations of the Chief Executive Officer based on his personal evaluation of individual performance for the prior year including attainment of personal objectives and goals, attainment of Company performance goals, the Company's salary structure and competitive salary data.

CASH BONUS PAYMENTS

    The Company's executive officers and other employees are eligible for annual cash bonuses. At the beginning of each fiscal year, eligible executives are assigned target bonus levels determined by a formula based on a minimum threshold of financial objectives for the fiscal year. In fiscal 1999, the maximum bonus level for the CEO was 50% of his base salary multiplied by the percentage of target attained and for other eligible executives was 15% to 45% of base salary multiplied by the percent of target attained. The corporate performance measure for bonus payments for fiscal 1999 was a graduated percentage of the Company's operating income. Bonuses for the named executives were determined in 1999 by a formula agreed upon in advance. Senior executives at the Division level participated in a senior staff bonus pool over which the division managers were delegated discretion in making bonus awards based on individual merit, team participation, and other factors. No bonus awards were made under the plan for fiscal 1999.

STOCK OPTIONS

    The grant of stock options under the incentive stock option plans or the nonqualified stock option plan is intended to provide long-term performance based compensation to officers and key employees of the Company. The quantity and recipients of options are determined by the Compensation Committee. Options granted under the 1988 and 1996 Incentive Stock Option Plans are granted at fair market value. Options granted under the 1992 Nonqualified Stock Option Plans were granted at the fair market value on the date of grant. All options granted under the 1988, 1992, and 1996 plans expire not more than ten years from the date of grant.

RESTRICTED STOCK GRANTS

    The Company's restricted stock grant compensation combines elements of short-term compensation and long term incentives. Stock grants may be used to reward executives who have been responsible for successful past results and may also be used to attract skilled management by providing stock for "sign-on" bonus use. In either case, stock ownership is intended to provide an additional incentive for executive management based on long-term results and growth in stock value.

CHIEF EXECUTIVE OFFICER

    In setting fiscal 1999 salary and bonus award levels for Mr. Hunt, the Committee focused upon the policies described above. Based on a review of comparable companies, Mr. Hunt's salary was increased to $320,000. No bonus was paid to him for fiscal year 1999. On April 20, 1999, Mr. Hunt was elected Chairman of the Board and Chief Technology Officer and relinquished his duties as President and Chief Executive Officer, and Iain M. Robertson was named President and Chief Operating Officer of the Company.

                            COMPENSATION COMMITTEE:

Oscar L. Tang, Chairman                    Donald L. Graf
Wilton W. Cogswell, III                    Ralph R. Whitney, Jr.

STOCK PERFORMANCE GRAPH

    The following graph sets forth the five-year cumulative total return (assuming a $100 investment and dividend reinvestment) on the Common Stock of the Company as well as the total returns on the NASDAQ Stock Market and for NASDAQ Non-Financial Stocks:

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           IFR SYSTEMS,    NASDAQ COMPOSITE    NASDAQ NON-FIN

                     Inc                (US)  (U.S. & Foreign)
3/31/94          $100.00             $100.00           $100.00
3/31/95          $155.88             $111.25           $109.59
3/29/96          $160.29             $151.06           $147.87
3/31/97          $176.47             $167.83           $159.50
3/31/98          $394.08             $252.43           $239.32
3/31/99           $86.34             $342.44           $332.45

CERTAIN RELATIONSHIPS

    Mr. Grose, a Director of the Company, is past President of Navair Inc., Mississauga, Ontario. Navair is a distributor of the Company's products in Canada, which accounted for more than 25% of Navair's sales during its most recent fiscal year. During the Company's fiscal year ended March 31, 1999, Navair's purchases from the Company totaled $1,383,000 (less than 1% of the Company's gross revenues). This relationship is expected to continue during the current fiscal year.

SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

    Pursuant to Section 16(a) of the Securities and Exchange Act of 1934, as amended, Directors and executive officers of the Company are required to file reports with the Securities and Exchange Commission indicating their holdings of and transactions in the Company's equity securities. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Directors and executive officers of the Company complied with all filing requirements during the fiscal year ended March 31, 1999.

                                  PROPOSAL III
                      APPOINTMENT OF INDEPENDENT AUDITORS

    The Audit Committee recommended and the Board of Directors of the Company appointed Ernst & Young LLP as independent auditors to examine the financial statements of the Company for the current fiscal year ending March 31, 2000. Although there is no requirement that such appointment be submitted to a vote of the shareholders, the Board of Directors believes that the shareholders should be afforded the opportunity to ratify the appointment. If the shareholders do not ratify the appointment, the Board of Directors, in its discretion and without further vote of the shareholders, will select another firm to serve as independent auditors for the current fiscal year.

    Ernst & Young LLP has served as independent auditors for the Company continuously since 1971 and is considered by the Directors to be well qualified. The Board of Directors therefore recommends a vote FOR ratification of the appointment of Ernst & Young LLP and if the enclosed proxy is duly executed and received in time for the meeting and if no contrary specification is made as provided therein, it is the intention of the persons named therein to vote the shares represented thereby for ratification of such appointment. The affirmative vote of the majority of the shares represented at the meeting is required for ratification of the appointment.

    A representative of Ernst & Young LLP is expected to be present at the shareholder meeting and will have the opportunity to make a statement if he or she desires to do so. Ernst & Young LLP has indicated that it presently does not intend to make a statement but that its representative will be available to respond to appropriate questions.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE APPOINTMENT OF ERNST & YOUNG LLP AS AUDITORS.

                                  PROPOSAL IV
        APPROVAL OF AMENDED AND RESTATED OUTSIDE DIRECTOR COMPENSATION,
                       STOCK OPTION, AND RETIREMENT PLAN

    The Company's existing Outside Director Compensation, Stock Option, and Retirement Plan (the "1989 Outside Director Plan"), adopted in 1989 and described under Proposal II above under the caption "Compensation of Directors", and which provides among other things for an automatic annual award of stock options to Directors, does not permit the awarding of options to directors after the 1998 Annual Meeting of Shareholders. Accordingly, at its April 20, 1999 meeting the Board of Directors approved and adopted, subject to shareholder approval an Amended and Restated Outside Director Compensation, Stock Option, and Retirement Plan (the "1999 Outside Director Plan") to replace and supersede the existing 1989 Outside Director Plan. A copy of the 1999 Outside Director Plan is attached to this Proxy Statement as Exhibit A. The following description, which is intended only to be a summary, of the 1999 Outside Director Plan is qualified in its entirety by reference to the text of Exhibit A.

    REASONS FOR THE PROPOSAL; PURPOSES OF THE PLAN. The Board of Directors believes that it is important to the success of the Company that the Company have in place a plan for compensating its directors who are not employees of the Company. The Board believes that the existing 1989 Outside Director Plan has been of value to the Company and that the new 1999 Outside Director Plan, which is to supersede the existing plan, will also be valuable to the Company. The stated purposes of the 1999 Outside Director Plan are to provide for fair compensation for directors who are not employees of the Company ("Outside Directors"), to encourage ownership of the Common Stock by Outside Directors, to provide an additional incentive for

Outside Directors to continue in the service to the Company, and to promote the success of the Company's business thereby enhancing shareholder value. It is anticipated that the plan will assist the Company in attracting and retaining directors capable of making valuable contributions to the long-term success of the Company.

    ELIGIBILITY. Only Outside Directors are eligible to participate in the 1999 Outside Director Plan. There are currently five Outside Directors of the Company.

    TERM. The 1999 Outside Director Plan, which is essentially the same as the existing 1989 Outside Director Plan, will become effective upon its approval at the Annual Meeting. It has no stated date on which it will terminate, but no options to purchase Common Stock may be granted under the plan after the third business day following the Company's annual shareholders meeting in 2008.

    ADMINISTRATION. The 1999 Outside Director Plan is to be administered by the Compensation Committee which will be authorized to interpret such provisions and to make any determinations necessary or advisable for the administration of the 1999 Outside Director Plan. The Committee has no discretion with respect to the selection of directors who will receive options and retirement benefits, the terms and provisions of the options, or the amount and duration of the retirement benefits, all of which are established by the provisions of the 1999 Outside Director Plan.

    COMPENSATION. The 1999 Outside Director Plan provides for the payment of an annual retainer and meeting attendance fees to Outside Directors of the Company. Such fees are established annually by the Board of Directors. The 1999 Outside Director Plan also provides that the Board of Directors may from time to time establish a program for the deferral of such fees and the purchase of term life, travel, and accidental death and dismemberment insurance for Outside Directors. The Board of Directors has no present intention to establish a deferral program or purchase any such insurance.

    The Board anticipates continuing for the indefinite future its practice of paying each director an annual base fee or retainer of $16,000 plus $1,000 for each Board meeting and $800 for each board committee meeting attended. Such payments to all of the five Outside Directors during the nine-month fiscal year ended March 31, 1999 were an aggregate of $88,600.

    OPTIONS. The 1999 Outside Director Plan provides that each Outside Director shall be automatically granted an option to purchase 1,500 shares of Common Stock on the third business day after the annual meeting of the shareholders of the Company held in each of the ten years commencing in 1999. No options can be granted after ten years from the date of the Annual Meeting. The total number of shares which may be issued under the 1999 Outside Director Plan may not exceed 120,000 shares, subject to adjustments for stock splits and stock dividends. Options that expire or otherwise terminate unexercised are again available for issuance. Options granted under the 1999 Outside Director Plan may be exercised at any time after twelve months from the date of grant. Each of the options granted under the 1999 Outside Director Plan is nontransferable except by will or pursuant to the laws of descent and distribution, is exercisable during an optionee's lifetime only by the optionee, and terminates upon the earlier of (i) nine months after the date the optionee no longer serves as a member of the Board of Directors, (ii) one year after the date of the optionee's death, whether or not he is serving on the Board of Directors at the time of his death, or (iii) ten years from the date the options was granted. Payment for shares upon the exercise of each such option may be made in cash, in shares of common stock of the Company already owned by the optionee on the date of exercise (valued on the basis of fair market value thereof on the date of exercise), or a combination of cash and Common Stock. The option price per share is to be equal to 100% of the fair market value on the date of grant. Shares of Common Stock issued upon the exercise of such options may either be newly issued shares or shares of Common Stock held as treasury shares. On June 28, 1999, the last reported sales price of the Common Stock, as reported on the NASDAQ National market System, was $4.625 per share. None of the options granted under the 1989 Outside Director Plan in 1998 had any value as of June 28, 1999.

    The granting of options under the 1999 Outside Director Plan will generally not have any income tax consequences to the Company or the Outside Directors. When an Outside Director exercises an option granted under the plan, the difference between the exercise price and any higher fair market value of the Common Stock on the date of exercise will be ordinary income to the Outside Director and will generally be allowed as a deduction at that time for federal income tax purposes. Any gain or loss realized by an Outside Director from the disposition of Common Stock acquired upon the exercise of such an option will generally be capital gain or loss to the Outside Director, long-term or short-term depending on the holding period and will not result in any additional federal income tax consequences to the Company. The Outside Director's basis in such Common Stock will be the fair market value of the Common Stock determined generally at the time of exercise. If the Outside Director pays the exercise price by surrendering previously acquired shares, the basis of the previously acquired shares carries over tothe replacement shares and the income recognized on exercise is added to the basis.

    RETIREMENT BENEFITS. Under the 1999 Outside Director Plan, each Outside Director is entitled to receive an annual retirement benefit in an amount equal to the annual retainer fee in effect for the year immediately preceding his retirement or resignation from the Board of Directors, payable in quarterly installments, for the same number of years as the Outside Director served as a director of the Company up to a maximum of ten years; provided that no additional years of service can be earned after the current plan year. In order to receive such retirement benefits, the Outside Director must have reached age 65 and ceased serving as a director of the Company. If an Outside Director dies while serving as a director or following his retirement or resignation from the Board of Directors, any retirement benefits that he would have otherwise been entitled to receive shall be paid to his surviving spouse or personal representative.

    INCOME TAX ASPECTS. The retirement benefits are intended to be a non-qualified retirement plan for purposes of the Internal Revenue Code and are deductible by the Company in the year paid. Retirement benefits payable under the 1999 Outside Director Plan will be an unfunded general obligation of the Company.

    VOTE REQUIRED FOR APPROVAL. The affirmative vote by the holders of a majority of the shares of Common Stock present or represented and entitled to vote at the meeting is required to approve the adoption of the 1999 Outside Director Plan.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE 1999 OUTSIDE DIRECTOR PLAN.

                 SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

    Shareholder proposals intended to be presented at the 2000 annual meeting of shareholders pursuant to Rule 14a-8 of the Securities and Exchange Commission must be received by the Company on or before March 17, 2000 to be considered for inclusion in the proxy materials relating to that meeting. Pursuant to the Company's Bylaws, all other shareholder proposals intended to be submitted at the 2000 annual meeting will be considered (other than the election of Director) untimely if the Company did not have notice of the matter before May 31, 2000. In addition, the Company's Amended and Restated Certificate of Incorporation provides that any shareholder wishing to make a nomination for director must give the Company advance notice as provided in the Amended and Restated Certificate of Incorporation. To be timely, such notice must be given not less than 21 days before an annual meeting and, if an election is to be held at a special meeting, not later than the close of business on the seventh day following the date on which notice of special meeting is first given to shareholders.

OTHER MATTERS

    The Annual Meeting is called for the purposes set forth in the "Notice of Annual Meeting." The Board of Directors has not been informed of any matters other than those stated in the Notice that are to be presented at the meeting. If any other business is brought before the meeting, the persons named in the proxy will vote according to the recommendations of the Board of Directors of the Company. Proxies may not be voted in the discretion of the proxy holders as to any item of business of which the Company had notice by June 1, 1999.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                                 [SIGNATURE]

                                          CHARLES J. WOODIN
                                          SECRETARY

IMPORTANT:

    PLEASE IMMEDIATELY MARK, SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED STAMPED, ADDRESSED ENVELOPE. IF YOU ATTEND THE MEETING, AND IF YOU SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. THANK YOU FOR ACTING PROMPTLY.

                               IFR SYSTEMS, INC.
                              AMENDED AND RESTATED
                  OUTSIDE DIRECTOR COMPENSATION, STOCK OPTION,
                              AND RETIREMENT PLAN

                       ARTICLE I -- DEFINITIONS; PURPOSE

    1.1. PURPOSE. The purpose of this Amended and Restated Outside Director Compensation, Stock Option, and Retirement Plan (the "Plan") is to provide for the fair compensation of non-employee Directors, to encourage ownership in the Common Stock of IFR Systems, Inc. (the "Company") by non-employee Directors of the Company; to provide an additional incentive for such Directors to continue in service to the Company; and to promote the success of the Company s business, thereby enhancing shareholder value. It is anticipated that the Plan will assist the Company in attracting and retaining directors capable of making valuable contributions to the long-term success of the Company. The retirement benefit element of the Plan is intended to be administered as an unfunded plan of deferred compensation for income tax purposes. The Plan amends and restates the Outside Director Compensation, Stock Option, and Retirement Plan approved on November 9, 1989 by the Company's Shareholders (the "1989 Plan").

    1.2. DEFINITIONS. Unless the context clearly requires a different meaning, the following words shall have the following meanings when used herein:

    (a) "Board" means the Board of Directors of the Company;

    (b) "Common Stock" means common stock, $.01 par value, of the Company;

    (c) "Company" means IFR Systems, Inc.;

    (d) "Director" means a member of the Board who is not or was not otherwise employed by the Company or any Subsidiary during his or her service on the Board;

    (e) "Plan Year" means the period beginning at the adjournment of any Annual Meeting of the Company s Shareholders and ending at the adjournment of the next following Annual Meeting of the Company's Shareholders. The initial Plan Year shall commence at the adjournment of the Annual Meeting of the Company's Shareholders at which this Plan is approved by the Shareholders;

    (f) "Retainer" means the annual base fee, as adjusted from time to time, paid to members of the Board as compensation for their service. Such term excludes any additional fee paid for attendance at any meeting of the Board or a Committee thereof.

    (g) "Subsidiary" means any corporation or any other entity more than 50% of which is owned directly or indirectly by the Company.

    (h) "Year of Service" means a Plan Year ending on or before the adjournment of the Annual Meeting of the Company's shareholders in the year 2000 during which a Director serves as a member of the Board throughout the entirety of such Plan Year and a Year of Service as defined in and earned pursuant to the 1989 Plan.

                       ARTICLE II -- ANNUAL COMPENSATION

    2.1. RETAINER. MEETING FEES. The Board shall, from time to time, establish an annual Retainer payable to the Directors in cash, Common Stock, or a combination thereof. In addition, the Board shall establish such meeting fees for attendance at Board or Committee meetings as the Board shall deem appropriate.

    2.2. DEFERRAL OF ANNUAL RETAINER. The Board may from time to time establish a program for the deferral of the Retainer and meeting fees on such terms as the Board deems reasonable and appropriate.

    2.3. INSURANCE BENEFITS. The Board may from time to time purchase Term Life, Travel, or Accidental Death and Dismemberment insurance to insure Directors injured or killed while traveling on Company business.

                  ARTICLE III -- DIRECTOR'S STOCK OPTION PLAN

    3.1. STOCK SUBJECT TO THE PLAN. The maximum number of shares which may be issued upon exercise of Options granted under the Plan ("Options") shall be 120,000 shares of Common Stock. Such shares may be either issued shares of Common Stock which shall have been reacquired by the Company or authorized but unissued shares of Common Stock as the Board shall from time to time determine. If any outstanding Option under the Plan for any reason expires or is terminated without having been exercised in full, the shares allocable to the unexercised portion of such Option shall again become available for option pursuant to the Plan.

    3.2. PARTICIPATION IN THE PLAN. All non-employee Directors of the Company are eligible for and shall automatically participate in the Plan.

    3.3. ISSUANCE OF OPTIONS. On the third business day following the Company's Annual Meeting of Shareholders at which this Plan is approved by the shareholders of the Company and on the third business day following each succeeding Annual Meeting of Shareholders up to and including the first such meeting held after March 31, 2008, each Director eligible to receive options under the Plan shall be granted an option to purchase 1,500 shares of Common Stock.

    3.4. OPTION PRICES. The purchase price of the Common Stock covered by each Option shall be equal to 100% of the fair market value of the Common Stock at the close of trading on the last trading day prior to the issuance of any Option. Such fair market value shall be the closing price as reported on the NASDAQ National Market System, or if no such closing price is reported, the mean of the bid and asked price as of the close of trading on such day.

    3.5. TERM OF OPTIONS. The term of each Option shall expire at 5:00 P.M., Central time on the date which is nine months after the date on which the Director to whom such Option has been granted is no longer a Director; provided, however, that if such Director's service as a Director ceases due to death, such Option shall expire at 5:00 P.M., Central time on the date which is twelve months after the date of the Director's death. Notwithstanding the foregoing, in all events an Option shall expire at 5:00 P.M., Central time on the date which is ten years after the date such Option is granted.

    3.6. EXERCISE OF OPTIONS. (a) An Option may be exercised in accordance with its terms, before the expiration of the term of such Option, at any time or from time to time after twelve months have elapsed from the granting thereof. The Board may impose such conditions, restrictions and requirements upon the exercise of an Option as it deems appropriate so long as such conditions, restrictions and requirements are not inconsistent with the express provisions of the Plan and do not materially enhance the benefit conferred upon any Director by the Plan. No fewer than 100 shares of Common Stock may be purchased at any one time unless such lesser number shall equal the entire remaining unexercised Options under any grant.

    (b) The purchase price of the shares purchased upon exercise of an Option shall be paid either (1) in full in cash at the time of the exercise; (2) with Common Stock; or (3) any combination of cash and Common Stock. In the event that an option is exercised in full or in part with Common Stock, such stock shall be valued at 100% of the fair market value of the Common Stock at the close of trading on the last trading day prior to the exercise of the Option. Such fair market value shall be determined as reported on the NASDAQ National Market System, or if no single closing price is reported, the mean of the bid and asked price as of the close of trading on such day.

    (c) Whenever the Company issues or transfers shares of Common Stock under the Plan, the Company shall have the right to require the Director to remit to the Company an amount sufficient to satisfy any federal, state, or local withholding tax requirements prior to the delivery of any certificate for such shares.

    (d) The holder of an Option shall not have any of the rights of a Shareholder with respect to the shares covered by his Option until and to the extent that the Option shall have been duly exercised.

    3.7. NONTRANSFERABILITY OF OPTIONS. An Option shall not be transferable otherwise than by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of the Director only by the Director. No Option or interest therein may be transferred, assigned, pledged, or hypothecated by the Optionee during his lifetime, by operation of law or otherwise, or be made subject to execution, attachment, or similar process.

    3.8. TERMINATION OF SERVICE. All rights of a Director in an Option, to the extent it has not been exercised, shall terminate upon the death of the Director (except as hereinafter provided) or nine months after the termination of such Director's service as a Director for any other reason. An Option shall not be affected by any temporary change of duties or position of the Director or any temporary leave of absence granted to such Director by the Board. In the event of the death of the holder of an Option prior to termination of service as a Director, the unexercised portion of such Option may be exercised at any time during the remaining term of such Option (12 months after the date of death) by his executor, administrator, personal representative, or other person who has acquired the right to exercise the Option by bequest or inheritance. The provisions of this paragraph 3.8 are to be construed in conformity with the express provisions of paragraphs 3.5, 3.6, and 3.7.

    3.9 OPTIONS GRANTED UNDER 1989 PLAN. Unexercised options heretofore granted pursuant to the 1989 Plan shall remain in full force and effect in accordance with their terms and shall not be affected by the Plan, provided, however, that such 1989 Options shall be subject to the provisions of paragraphs 3.6, 3.7, 3.8, and Article V.

                       ARTICLE IV -- RETIREMENT BENEFITS

    4.1. ELIGIBILITY. To receive retirement benefits under the Plan, a Director must: (1) be at least sixty-five (65) years of age; (2) no longer serve as a Director; and (3) not be employed in any capacity by the Company or a Subsidiary. If each of the foregoing requirements is satisfied, the Director's entitlement to retirement benefits shall commence during the Plan Year immediately following the Plan Year during which such requirements are satisfied. A Director shall be entitled to receive retirement benefits for the lesser of ten years or the number of Years of Service accumulated by such Director.

    4.2. BENEFITS. During the period in which a former Director is entitled to benefits under the Plan, such former Director shall receive annually from the Company an amount equal to the Retainer paid by the Company during the Plan Year ending in the year 2000. Such benefits shall be paid by the Company at the time and in the manner that Retainers are paid to the then current members of the Board.

    4.3. DEATH OF DIRECTOR. If a Director dies while serving on the Board or during the period in which he or she is entitled to retirement benefits, the retirement benefits to which the Director would otherwise be entitled shall be paid to such Director's surviving spouse, or, if no surviving spouse, then to the Director's personal representative. Benefits paid under this subparagraph shall be payable in a lump sum equal to the net present value of the retirement benefits remaining to be paid, computed under an annual compounding assumption with a discount factor equal to 8%.

    4.4. INCAPACITY OF DIRECTOR. If any Director to whom retirement benefits are payable under the Plan is legally incompetent, the Company is authorized to cause the payments becoming due to such Director to be made to another for such Director's benefit without responsibility of the Company or the Board to see to the application of such payments. Payments made pursuant to this authority shall constitute a complete discharge of the Company's responsibilities and obligations to the Director.

    4.5. ASSIGNMENT AND ALIENATION OF BENEFITS. No retirement benefits under this Plan shall be subject to anticipation, alienation, sale, assignment, transfer, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, assign, transfer, pledge, encumber, or charge the same shall be void. No rights or benefits hereunder shall in any manner be liable for or be subject to the debts, contracts, liabilities, engagements, or torts of the person entitled to such benefits and, to the extent permitted by law, the rights of any Director shall not be subject in any manner to attachment or other legal process for the debts of such Director.

    4.6. APPLICABILITY TO DIRECTORS NOW RETIRED. The Plan shall not apply to or affect the retirement benefits being paid to and enjoyed by any Director on the Effective Date and such benefits for any Director now retired shall be determined and governed by the 1989 Plan.

    4.7. YEARS OF SERVICE UNDER 1989 PLAN. Each Year of Service accrued and earned by a Director under the 1989 Plan shall be a Year of Service under the Plan. No Years of Service shall be earned after the Plan Year ending in the year 2000.

                          ARTICLE V -- ADMINISTRATION

    5.1. TERMINATION AND AMENDMENT OF THE PLAN. (a) No Option shall be granted under the Plan after ten years from the date the Plan is approved by the Shareholders. The Board may at any time prior to or after that date suspend or terminate the Plan. Any termination or suspension of the Plan effected pursuant to this paragraph 5.1 may be made by the Board without further action on the part of the shareholders of the Company; PROVIDED, that no such termination or suspension shall impair, without the consent of the Option holder, any Option theretofore granted under the Plan or adversely deprive him of any Common Stock acquired under the Plan. Any Option outstanding at the time of termination of the Plan shall remain in effect subject to the provisions of this Plan until the Option shall have been exercised or shall have expired. No such termination shall affect any entitlement to retirement benefits that would otherwise accrue to a Director on account of any then completed Years of Service.

    (b) The Board may at any time modify or amend the Plan provided that no such modification without the approval of shareholders shall:

        (i) increase the maximum number of shares as to which Options may be granted under paragraphs 3.1 or 3.3 of the Plan to each Director or in the aggregate;

        (ii) permit the granting of Options under this Plan at an option price less than 100% of the fair market value of the shares optioned at the time the Option is granted;

        (iii) permit exercise of an Option unless full payment for the shares as to which the Option is exercised is made at the time of purchase;

        (iv) extend the maximum period during which Options may be exercised;

        (v) permit the cancellation of an Option and subsequent reissuance of a new Option to the same Director in substitution for the canceled Option at the then existing market value; or

        (vi) amend the formula to increase the retirement benefits payable to a current or former Director.

    5.2. ADMINISTRATION OF PLAN. (a) The Plan shall be administered under the general direction and control of the Board, but is intended to be self-operative to the maximum extent consistent with prudent business practice. The Board may from time to time interpret and construe the terms and conditions of the Plan. Under no circumstances shall any individual or group of individuals exercise discretion with respect to designating the recipient of an Option, the number of shares of Common Stock that are subject to an Option, the date of grant for an Option or the exercise price for an Option.

    (b) No member of the Board shall be liable for any action or determination made in good faith by the Board with respect to the Plan or any Option, including, without limitation, adjustments pursuant to paragraph 5.5. In making determinations under the Plan, the Board may obtain and may rely upon the advice of independent counsel and accountants and other advisors to the Company. No member of the Board or officer of the Company shall be liable for any such action or determination taken or made in good faith with respect to the Plan or any Option.

    5.3. EFFECTIVE DATE OF THE PLAN. The Plan shall be effective upon its approval by the Shareholders of the Company at a meeting held within twelve months after the date of its adoption by the Board (the "Effective Date"). The Plan shall terminate if it is not so approved by the Shareholders.

    5.4. GOVERNMENT AND OTHER REGULATIONS. Each Option granted under the Plan shall be subject to the requirement that if at any time the Board shall determine, in its discretion, that the listing, registration or qualification of the Common Stock subject to such Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issue or purchase of shares thereunder, no such Option may be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

    5.5. MERGER; CHANGES IN CAPITALIZATION. (a) If the Company shall be the surviving or resulting corporation in any merger or consolidation, each then outstanding Option granted hereunder shall pertain to and apply to the same number and type of shares of stock which a holder of the same number of shares of Common Stock subject to such Option was entitled to receive by reason of such merger or consolidation.

    (b) Notwithstanding any other provisions of this Plan, in the event of any change in the outstanding Common Stock of the Company by reason of a stock dividend, stock split, merger, consolidation, split-up, combination or exchange of shares, reorganization, liquidation, or the like, the aggregate number and class of shares of Common Stock available under the Plan and the number and class of shares subject to each outstanding Option and the option prices shall be appropriately adjusted by the Board, whose determination shall be conclusive.

    5.6. EXPENSES OF ADMINISTRATION. All costs and expenses incurred in the operation and administration of this Plan shall be borne by the Company.

                               IFR SYSTEMS, INC.

                                     PROXY

                 Annual Meeting of Shareholders - August 26, 1999
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



     The undersigned hereby constitutes and appoints Alfred H. Hunt, III, and Charles J. Woodin, and each of them, proxies, each with full power of substitution, to vote on behalf of the undersigned all shares of common stock of IFR Systems, Inc. which the undersigned would be entitled to vote if personally present at the annual meeting of shareholders to be held on August 26, 1999, at 10:00 a.m. (C.D.T.), and any adjournment thereof, upon the matters described in the accompanying Proxy Statement and upon any other business that may properly come before the meeting or any adjournment thereof. Said proxies are directed to vote or to refrain from voting as checked below upon the following matters, and otherwise in their discretion:

            PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.



                   (Continued and to be signed on the other side)

The Board of Directors recommends a vote "FOR" each of the following:

1.      Approval and adoption of the proposed amendment to Paragraph (a) of
        Article II of the Company's Amended and Restated Certificate of Incorporation as described in the Notice of Annual Meeting and accompanying Proxy Statement.

                For                     Against                 Abstain
                [ ]                       [ ]                     [ ]



2.      Election of Directors
        Nominees: John V. Grose, Oscar L. Tang, and Jeffrey A. Bloomer


                                                     For All (except Nominee(s)
         For All                 Withhold All             written below)
           [ ]                       [ ]                         [ ]


                                                    ___________________________



3. Ratification of the appointment of Ernst & Young LLP as independent auditors for the current fiscal year ending March 31, 2000.

                For                     Against                 Abstain
                [ ]                       [ ]                     [ ]



4. Approval and adoption of an Amended and Restated Outside Director Compensation, Stock Option, and Retirement Plan as described in the Notice of Annual Meeting and accompanying Proxy Statement.

                For                     Against                Abstain
                [ ]                       [ ]                     [ ]



IN THE ABSENCE OF CONTRARY INSTRUCTION, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR ELECTION FOR DIRECTORS AND FOR EACH OF THE OTHER 3 PROPOSALS.

The undersigned acknowledges receipt with this proxy of a copy of the Notice of Annual Meeting, the Proxy Statement dated July 15, 1999, and the Company's 1999 Annual Report. The undersigned hereby revokes any proxy or proxies heretofore given.

Dated: _______________, 1999       Signature(s) ________________________________

IMPORTANT: Please date this Proxy and sign exactly as your name or names appear hereon. If stock is held jointly, signature should include both names, Executors, administrators, trustees, guardians, and others signing in a representative capacity, please give full titles.